UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 23, 2018

Teledyne Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-15295	25-1843385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	1049 Camino Dos Rios Thousand Oaks, California	91360-2362
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 373-4545
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(e)     On January 23, 2018, the Personnel and Compensation Committee of Teledyne’s Board of Directors took the following actions:

(1)     The Committee authorized payment of Annual Incentive Plan (“AIP”) cash bonus awards under the Teledyne Technologies Incorporated 2014 Incentive Award Plan to each of the Named Executive Officers identified in Teledyne’s 2017 Proxy Statement with respect to the 2017 fiscal year ended December 31, 2017. AIP award opportunities are expressed as a percentage of a participant’s base salary and are based on the achievement of pre-defined performance measures, with up to 200% of the target award eligible to be paid in the case of significant over-achievement. The majority of the award is based on Teledyne’s achievement of certain financial performance goals, with a smaller portion tied to the achievement of pre-established individual goals. For 2017, 40% of the award is tied to the achievement of predetermined levels of operating profit, 25% to the achievement of predetermined levels of revenue, 15% to the achievement of predetermined levels of managed working capital as a percentage of revenue and 20% to the achievement of specified individual performance objectives. These predetermined levels may vary by business unit. In addition, downward (but not upward) discretionary adjustments are allowed with respect to awards to Named Executive Officers. AIP awards are generally paid from a pool not to exceed 11% of operating profit, subject to modification by the Committee. No AIP bonus will be earned in any year unless operating profit is positive, after accruing for bonus payments, and operating profit is at least 75% of the operating plan, subject in each case to modification by the Committee.

The following table sets forth the AIP cash bonus payments for the 2017 fiscal year to the Named Executive Officers identified in Teledyne’s 2017 Proxy Statement:

Name	Position	2017 AIP Award
Robert Mehrabian	Chairman, President and Chief Executive Officer	$1,898,600
Susan L. Main	Senior Vice President and Chief Financial Officer	$544,100
Aldo Pichelli	Chief Operating Officer	$910,400
Melanie S. Cibik	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary	$397,300
Jason Vanwees	Senior Vice President, Strategy and Mergers and Acquisitions	$379,800

(2)    The Committee approved the 2018 goals for the AIP cash bonus awards to each of Teledyne’s Named Executive Officers under the Amended and Restated Teledyne Technologies Incorporated 2014 Incentive Award Plan (the “Plan”). AIP award opportunities are expressed as a percentage of a participant’s base salary and are based on the achievement of pre-defined performance measures, with up to 200% of the target award eligible to be paid in the case of significant over-achievement. The majority of the award is based on Teledyne’s achievement of certain financial performance goals, with a smaller portion tied to the achievement of pre-established individual goals. Generally, 40% of the awards are tied to the achievement of predetermined levels of operating profit, 25% to the achievement of predetermined levels of revenue, 15% to the achievement of predetermined levels of managed working capital as a percentage of revenue and 20% to the achievem ent of specified individual performance objectives. In addition, downward (but not upward) discretionary adjustments are allowed with respect to awards to Named Executive Officers. AIP awards are generally paid from a pool not to exceed 11% of operating profit, subject to modification by the Committee. No AIP bonus will be earned in any year unless operating profit is positive, after accruing for bonus payments, and operating profit is at least 75% of the operating plan, subject in each case to modification by the Committee.

For 2018, subject to the performance measures and discretion of the Committee, as noted above, the following Named Executive Officers identified in Teledyne’s 2017 Proxy Statement are eligible for a target AIP cash bonus based on the following percentage of their annual base salary:

Name	Position	2018 AIP Award Eligibility as a Percentage of Base Salary
Robert Mehrabian	Chairman, President and Chief Executive Officer	120%
Susan L. Main	Senior Vice President and Chief Financial Officer	75%
Aldo Pichelli	Chief Operating Officer	100%
Melanie S. Cibik	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary	60%
Jason Vanwees	Senior Vice President, Strategy and Mergers and Acquisitions	60%

(3)     The Committee established a Restricted Stock Award Program under the Plan for key employees, including the Named Executive Officers currently employed by the company. This program provides grants of restricted stock, generally each calendar year, to key employees at an aggregate fair market value equal to a specified percentage of each recipient’s annual base salary as of the date of the grant, unless otherwise determined by the Committee. The percentage of base salary used to determine the amount of the grant is 100% for Dr. Mehrabian, 60% for Mr. Pichelli, 45% for Ms. Main, 30% for Miss Cibik and 30% for Mr. Vanwees. The restrictions are subject to both a time-based and performance-based component. In general, the restricted period for each grant of restricted stock extends from the date of the grant to the third anniversary of such date, with the restrictions lapsing on the third anniversary. However, unless the Committee determines otherwise, if Teledyne fails to meet certain minimum performance goals for a multi-year performance cycle (typically three years) established by the Committee as applicable to a restricted stock award, then all of the restricted stock is forfeited. If Teledyne achieves the minimum established performance goals, but fails to attain an aggregate level of 100% of the targeted performance goals, then a portion of the restricted stock would be forfeited. The performance goal for 2018 is the price of Teledyne’s common stock as compared to the Russell 1000 Index. The performance goal for Restricted Stock awards in previous years was the Russell 2000 Index; however, as a result of Teledyne graduating to the Russell 1000 Index in June 2017 the Committee replaced the Russell 2000 Index with the Russell 1000 Index. In order for a participant to retain the restricted shares, Teledyne’s three-year aggregate return to shareholders (as measured by Teledyne’s stock price) must be at least 35% of the performance of the Russell 1000 Index for the three-year period. If Teledyne’s stock performance is less than 35% of the Russell 1000 Index performance, all restricted shares would be forfeited. If it ranges from 35% to less than 100%, a portion of the restricted shares will be forfeited. If it is 100% or more than 100%, no shares are forfeited and the participant does not receive additional shares.

(4) The Committee established under the Plan a new three-year cycle of Teledyne’s Performance Share Program for key employees, including the Named Executive Officers. Performance Share Program awards are intended to reward executives to the extent Teledyne achieves specific pre-established financial performance goals and provides a greater long-term return to shareholders relative to a broader market index. The Performance Share Program provides grants of performance share units, which key officers and executives may earn if Teledyne meets specified performance objectives over a three-year period (2018-2020). Forty percent of the award is based on the achievement of specified levels of operating profit, 30% on the achievement of specified levels of revenue and 30% on the achievement of specified levels of return to shareholders. No awards are made if the three-year aggregate operating profit is less than 75% of target, unless the Committee determines otherwise. A maximum of 200% for each component can be earned if 120% of the target is achieved. For the 2018-2020 performance cycle, established by the Committee at its January 23, 2018 meeting, the Russell 1000 Index is the benchmark for the specified return to shareholders component. Awards are generally paid to the participants in three annual installments after the end of the performance cycle so long as they remain employed. For the 2018-2020 performance cycle, one-half of the award would be paid in cash and one-half would be paid in shares of Teledyne common stock, except that the award may be paid 100% in shares of Teledyne Common Stock to participants that are residents of certain foreign jurisdictions. A description of the terms of the Performance Share Program is attached as exhibits to this filing.

For the 2018-2020 Performance Share Program performance cycle, the following Named Executive Officers are eligible for a target award based on the following percentage of their annual base salary:

Name	Position	2018-2020 PSP Award Eligibility as a Percentage of Base Salary
Robert Mehrabian	Chairman, President and Chief Executive Officer	150%
Susan L. Main	Senior Vice President and Chief Financial Officer	125%
Aldo Pichelli	Chief Operating Officer	125%
Melanie S. Cibik	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary	125%
Jason Vanwees	Senior Vice President, Strategy and Mergers and Acquisitions	125%

(5) The Committee approved forms of award agreements under the Plan, copies of which are attached as exhibits hereto.

Item 9.01     Financial Statements and Exhibits
(d) Exhibits

Exhibit 10.1	Administrative Rules for the Restricted Stock Award Program under the Amended and Restated Teledyne Technologies Incorporated 2014 Incentive Award Plan†
Exhibit 10.2	Form of Restricted Stock Award Agreement under the Amended and Restated Teledyne Technologies Incorporated 2014 Incentive Award Plan†
Exhibit 10.3	Form of Stock Option Award Agreement under the Amended and Restated Teledyne Technologies Incorporated 2014 Incentive Award Plan†
Exhibit 10.4	Summary Plan Description for the Performance Share Plan 2018-2020 Cycle under the Amended and Restated Teledyne Technologies Incorporated 2014 Incentive Award Plan†

†Denotes management contract or compensatory plan or arrangement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED

By:	/s/ Susan L. Main
Susan L. Main
Senior Vice President and Chief Financial Officer
Dated: January 24, 2018

EXHIBIT INDEX
Description

(d) Exhibits

Exhibit 10.1	Administrative Rules for the Restricted Stock Award Program under the Amended and Restated Teledyne Technologies Incorporated 2014 Incentive Award Plan†
Exhibit 10.2	Form of Restricted Stock Award Agreement under the Amended and Restated Teledyne Technologies Incorporated 2014 Incentive Award Plan†
Exhibit 10.3	Form of Stock Option Award Agreement under the Amended and Restated Teledyne Technologies Incorporated 2014 Incentive Award Plan†
Exhibit 10.4	Summary Plan Description for the Performance Share Plan 2018-2020 Cycle under the Amended and Restated Teledyne Technologies Incorporated 2014 Incentive Award Plan†

†Denotes management contract or compensatory plan or arrangement